AGREEMENT AMONG SHAREHOLDERS
                             AND IRREVOCABLE PROXY

     Universal American Financial Corp., a New York corporation ("Universal") and Capital Z Financial Services Fund II, L.P. ("Capital Z") propose to enter into a Share Purchase Agreement (the "Share Purchase Agreement"), substantially in the form of the draft thereof dated December 21, 1998, and Universal, PennCorp Financial Group Inc., a Delaware corporation ("PennCorp"), Capital Z, Richard A. Barasch ("Barasch") and the undersigned other shareholders of Universal (the "Shareholders") propose to enter into a Voting Agreement (the "Voting Agreement"), substantially in the form of the draft thereof dated December 21, 1998.

     Barasch and each of the Shareholders are currently shareholders of Universal.

     It is a condition to Capital Z's execution and delivery of the Share Purchase Agreement and the Voting Agreement that Barasch and each of the Shareholders execute and deliver this Agreement among Shareholders and Irrevocable Proxy (the "Agreement and Irrevocable Proxy").

     NOW, THEREFORE, in consideration of these premises and in order to induce Capital Z to enter into the Share Purchase Agreement and to provide Barasch with the authority necessary to enter into, and to carry out his obligations under, the Voting Agreement, each of the undersigned Shareholders hereby unconditionally and irrevocably agrees as follows:

     1. Such Shareholder hereby unconditionally and irrevocably appoints Barasch and Judge Bertram Harnett, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the meeting of shareholders of Universal to be held in accordance with the Purchase Agreement and Voting Agreement (the "Meeting") to vote all shares of stock at the Meeting the undersigned would be entitled to vote if personally present, in favor of (a) authorizing the issuance of additional shares of Common Stock as contemplated in the Share Purchase Agreement as amended (if applicable); (b) in the case of the Shareholders holding shares of Series C-1 Voting Preferred Stock of the Company, approving the issuance of indebtedness of finance the acquisition by Universal of certain businesses of PennCorp pursuant to the purchase Agreement among Universal, PennCorp, Pacific Life and Accident Insurance Company, Pennsylvania Life Insurance Company, Southwestern Financial Corporation, Constitution Life Insurance Company and PennCorp Financial Services, Inc., as amended (if applicable); (c) amending Universal's Certificate of Incorporation in the following manner: (i) increase the authorized number of shares, (ii) provide that the maximum number of directors on the Board is nine and eliminate the classified board, (iii) specifically provide for action of the Shareholders by written consent in lieu of a meeting, and that such written consent may only be by the number of shareholders required to approve such action, (iv) provide for supermajority approval by the Board of Directors for certain corporate actions,
(v) no longer require supermajority
approval by shareholders of Universal for certain corporate transactions with interested parties, and (vi) no longer require supermajority approval by shareholders of Universal to amend certain provisions of the Certificate of Incorporation; and (d) such other related matters as Universal deems appropriate.

     2. In their discretion, the attorneys-in-fact shall have the unconditional and irrevocable right to vote upon such other matters which may properly come before the Meeting or any postponement or adjournments thereof. If after the date hereof, any of the Shareholders acquires beneficial ownership of any shares entitled to vote at the Meeting ("Additional Shares"), including, without limitation, upon exercise of any option, warrant or right to acquire such shares or through any stock dividend or stock split, this Agreement and Irrevocable Proxy shall be applicable to all such Additional Shares as if such Additional Shares had been held by the undersigned Shareholder as of the date hereof. The provisions of the immediately preceding sentence shall be effective with respect to Additional Shares without action by any person or entity immediately upon the acquisition by the undersigned Shareholder of beneficial ownership of such Additional Shares.

     3. Each undersigned Shareholder hereby acknowledges and agrees that the proxy conveyed hereby is issued pursuant to this Agreement and Irrevocable Proxy and is therefore irrevocable under the New York Business Corporation Law. Such proxy shall be effective from the date hereof until the earlier of (i) the approval of all matters described above at the Meeting and (ii) the termination of the Share Purchase Agreement in accordance with its terms.

     4. The proxy conveyed hereby shall be irrevocable and shall not be terminated by the incompetence or death of the undersigned Shareholder, by the liquidation or dissolution of any non-natural person, by the bankruptcy of the undersigned Shareholder or by the transfer by the undersigned Shareholder of shares of stock or Additional Shares to another person or entity.

     5. This Agreement and Irrevocable Proxy may be executed in counterparts each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

     This Agreement and Irrevocable Proxy shall be governed by the laws of the State of New York.

     IN WITNESS WHEREOF, the undersigned Shareholder has executed this Agreement and Irrevocable Proxy as of December 31, 1998.

                              WAND/UNIVERSAL INVESTMENTS L.P. I

                              By:   Wand (Universal) Inc., its General Partner

                              By:   /s/ DAVID J. CALLARD
                                 ------------------------------------------
                                 Name:   David J. Callard
                                 Title:  President

                              WAND/UNIVERSAL INVESTMENTS L.P. II

                              By:   Wand (Universal) Inc., its General Partner

                              By:   /s/ DAVID J. CALLARD
                                 -------------------------------------------
                                 Name:   David J. Callard
                                 Title:  President

                              AAM CAPITAL FINANCIAL PARTNERS, L.P.

                              By:   AAM Partners, L.P., general partner

                              By:   AAM Investment Banking Group, Ltd.,
                                      general partner

                              By:   /s/ RICHARD A. VEED
                                 -------------------------------------------
                                Name:  Richard A. Veed
                                Title: President

                              UAFC, L.P.

                              By:   VWA, L.L.C., general partner

                              By:   Veed Corp., managing member

                              By:   /s/ RICHARD A. VEED
                                 ------------------------------------------
                                Name:  Richard A. Veed
                                Title: President

                              /s/        RICHARD A. BARASCH
                                 ------------------------------------------
                                         Richard A. Barasch

                              /s/        RENEE P. BARASCH
                                 ------------------------------------------
                                         Renee P. Barasch

                              /s/        MARVIN BARASCH
                                 ------------------------------------------
                                         Marvin Barasch

                              /s/        PHYLLIS BARASCH
                                 ------------------------------------------
                                       Phyllis P. Barasch

                              /s/        MICHAEL BARASCH
                                 ------------------------------------------
                                        Michael A. Barasch

                              /s/        ROBERT F. WRIGHT
                                 ------------------------------------------
                                          Robert F. Wright

                              /s/        GARY W. BRYANT
                                 ------------------------------------------
                                         Gary W. Bryant

                              /s/        ROBERT A. WAEGELEIN
                                 ------------------------------------------
                                         Robert A. Waegelein

                              /s/        WILLIAM E. WEHNER, JR.
                                 ------------------------------------------
                                         William E. Wehner, Jr.

                              /s/           DONNA WEHNER
                                 ------------------------------------------
                                            Donna Wehner

                              /s/         BERTRAM HARNETT
                                 ------------------------------------------
                                          Bertram Harnett

                              /s/            HELEN BARASCH
                                 ------------------------------------------
                                             Helen Barasch

                              /s/
                                 ------------------------------------------
                                             David Bolger

                              Barasch Associates Limited Partnership
                              By:       NMRB Corp.

                              By:  /s/ RICHARD A. BARASCH
                                 -------------------------------------------
                              Name:   Richard A. Barasch
                              Title:

                              Norman Barasch Trust #1 UTA Dated 11/2/94

                              By:  /s/ RICHARD A. BARASCH
                                 -------------------------------------------
                              Name:   Richard A. Barasch
                              Title:  Trustee

                              Richard A. Barasch C/F Benjamin P. Barasch
                                          UGMA NY

                              By:  /s/ RICHARD A. BARASCH
                                 -------------------------------------------
                              Name:   Richard A. Barasch
                              Title:  Authorized Signatory

                              Richard A. Barasch C/F Emily P. Barasch
                                          UGMA NY

                              By:  /s/ RICHARD A. BARASCH
                                 -------------------------------------------
                              Name:  Richard A. Barasch
                              Title: Authorized Signatory

                              Bear Stearns Master Defined Benefit Money
                              Purchase Plan, Bear Stearns Cust. for Michael Barasch # 054-01191-1-2-092

                              By: /s/ MICHAEL BARASCH
                                 -------------------------------------------
                              Name:   Michael A. Barasch
                              Title:

                              Robert Norman Barasch c/o Michael Barasch Cust.

                              By: /s/ MICHAEL BARASCH
                                 -------------------------------------------
                              Name:  Michael A. Barasch
                              Title:

                              Michael Barasch & Candice Barasch JT Ten.

                              By: /s/ MICHAEL BARASCH
                                 -------------------------------------------
                              Name:   Michael Barasch
                              Title:

                              Robert F. Wright Associates Inc.

                              By:  /s/ ROBERT F. WRIGHT
                                 -------------------------------------------
                              Name:   Robert F. Wright
                              Title:  President

                              Universal Holding Corp. 401(k) Savings Plan

                              By:  /s/ RICHARD A. BARASCH
                                 -----------------------------------------
                              Name:  Richard A. Barasch
                              Title:

                              By:  /s/ ROBERT A. WAEGELEIN
                                 -----------------------------------------
                              Name:  Robert A. Waegelein
                              Title:    Trustee

                              By: /s/ WILLIAM WEHNER
                                 -----------------------------------------
                              Name: William Wehner
                              Title:   Trustee

                              NMRB Corp.

                              By:  /s/ RICHARD A. BARASCH
                                 -----------------------------------------
                              Name:  Richard A. Barasch
                              Title: President

                              Weiner Family LTD Partnership

                              By: /s/ WILLIAM WEHNER
                                 -----------------------------------------
                              Name:  William Wehner
                              Title:    General Partner

                              Barasch Trust f.b.o. Harnett Family

                              By:  /s/ RICHARD A. BARASCH
                                 -----------------------------------------
                              Name:  Richard A. Barasch
                              Title:    Trustee

                              Tara Acquisition LLC

                              By:  /s/ RICHARD A. BARASCH
                                 -----------------------------------------
                              Name:  Richard A. Barasch
                              Title:    Member

                              David F. Bolger Third Amended and
                              Restated Revocable Trust, dated March 20, 1987

                              By:
                                 ------------------------------------------
                              Name:
                              Title:  Trustee